VIACOM COMPLETES

PRIVATE PLACEMENT OF SENIOR NOTES

NEW YORK, June 16, 2006 — Viacom Inc. (NYSE: VIA and VIA.B) today announced the completion of a private placement of $750 million in aggregate principal amount of floating rate senior notes due 2009 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, subject to market and other conditions.

Viacom intends to use the net proceeds of the offering to repay a portion of the amounts outstanding under its existing credit facilities.

The senior notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered nor sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable securities laws. This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the senior notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Viacom

Viacom is one of the leading global entertainment content companies, with prominent and respected brands in focused demographics. Offering programming and content for television, motion pictures and digital platforms, Viacom’s world-class brands include MTV Networks (MTV, VH1, Nickelodeon, Nick at Nite, Comedy Central, CMT: Country Music Television, Spike TV, TV Land, Logo and more than 120 networks around the world), BET Networks, Paramount Pictures, Paramount Home Entertainment, DreamWorks and Famous Music. More information about Viacom and its businesses is available at www.viacom.com.

Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements. All statements which are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others:  advertising market conditions in cable programming markets and, in particular, for advertisements targeting demographics served by the Company’s programming services; the public acceptance of the Company’s movies, cable television and other programming; competition for advertising dollars from search and other internet and wireless-based services; the potential for further weakness in international advertising markets; the successful integration of DreamWorks and Paramount’s transition to a new distribution infrastructure in international theatrical and worldwide television markets; changes in technology and its effect on competition in the Company’s markets; the Company’s ability to successfully launch its programming services to new distribution platforms; changes in the Federal Communications laws and regulations applicable to cable operations, including the possibility of mandatory a la carte programming; the impact of piracy on the Company’s products; the impact of increased scale in parties involved in the distribution of the Company’s products to consumers; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including but not limited to the Company’s 2005 Annual Report as filed on Form 10-K on March 16, 2006 and Quarterly Report for the three months ended March 31, 2006 as filed on Form 10-Q on May 12, 2006. The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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Contacts:

Media	Investors
Jeremy Zweig	James Bombassei
212-846-7503	212-258-6377
jeremy.zweig@viacom.com	james.bombassei@viacom.com